EXHIBIT 5.6


        [GLJ LOGO]
                                                           Principal Officers:
                                                           Harry Jung, P. Eng.
                                                             President, C.E.O.
                                                     Dana B. Laustsen, P. Eng.
                                                        Executive V.P., C.O.O.
                                                     Keith M. Braaten, P. Eng.
                                                                Executive V.P.


                                                             LETTER OF CONSENT

                                                   Officers / Vice Presidents:
                                                      Terry L. Aarsby, P. Eng.
                                                       Jodi L. Anhorn, P. Eng.
                                                         Neil I. Dell, P. Eng.
                                                     David G. Harris, P. Geol.
                                                Myron J. Hladyshevsky, P. Eng.
                                                         Bryan M. Joa, P. Eng.
                                                     John H. Stilling, P. Eng.
                                                    Douglas R. Sutton, P. Eng.
                                                     James H. Willmon, P. Eng.



United States Securities and Exchange Commission


Dear Sirs:

            Re: Teck Cominco Limited Registration Statement

            Consent of Expert

            In connection with the offer by Teck Cominco Limited of its Class B Subordinate Voting Shares (the "Offer"), we hereby consent to the use of our firm name in connection with references to our firm's involvement in the preparation of estimates of contingent synthetic crude oil resources for the Fort Hills oil sands project (the "Estimates") and to the use of the Estimates, or portions thereof, in the following instances, each of which is incorporated by reference into the registration statement on Form F-10 of Teck Cominco Limited relating to the Offer (the "Registration Statement"):

            (a) In Teck Cominco Limited's Annual Information Form dated March 1, 2006 under the heading "INDIVIDUAL OPERATIONS--Fort Hills Oil Sands"; and


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            (b) In the Offer to Purchase and Circular  dated May 23, 2006,  as amended by the Notices of Variation and Extension dated July 24 and August 3, 2006 (the "Offer to Purchase").

            We have read the Offer to Purchase and the Registration Statement of Teck Cominco Limited and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Estimates or that are within our knowledge as a result of the preparation of the Estimates.


                                Yours very truly,

                                GLJ PETROLEUM CONSULTANTS LTD.

                                ORIGINALLY SIGNED BY



                                /s/ James H. Willmon
                                -----------------------
                                James H. Willmon, P. Eng.
                                Vice-President


                                Dated: August 14, 2006

                                Calgary, Alberta

                                CANADA